EXHIBIT B-1








                                CREDIT AGREEMENT

                          dated as of            , 2000
                                      -----------

                                      among

                       AMERICAN TRANSMISSION COMPANY LLC,


                         VARIOUS FINANCIAL INSTITUTIONS

                                       and

                                  BANK ONE, NA,
                                    as Agent




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                                CREDIT AGREEMENT

          This Credit Agreement, dated as of            , 2000, is among
                                             -----------
American Transmission Company LLC, a Wisconsin limited liability company, the Lenders and Bank One, NA, a national banking association having its principal office in Chicago, Illinois, as Lender, as LC Issuer and as Agent. The parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

          As used in this Agreement:

          "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any Subsidiary (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

          "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

          "Agent" means Bank One in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article X.

          "Aggregate Commitment" means the aggregate of the Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof.


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          "Aggregate Outstanding Credit Exposure" means, at any time, the aggregate of the Outstanding Credit Exposure of all the Lenders.

          "Agreement" means this credit agreement, as it may be amended or modified and in effect from time to time.

          "Agreement Accounting Principles" means generally accepted accounting principles as in effect from time to time.

          "Alliant" means Alliant Energy Corporation.

          "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the Corporate Base Rate for such day and (ii) the sum of the Federal Funds Effective Rate for such day plus 0.5% per annum.

          "Applicable Fee Rate" means 0.09% per annum.

          "Applicable LC Fee Rate" means 0.30% per annum.

          "Applicable Margin" means 0.30% per annum.

          "Article" means an article of this Agreement unless another document is specifically referenced.

          "Authorized Officer" means any of the Chief Executive Officer, the President, or any Vice President of the Borrower, acting singly.

          "Available Aggregate Commitment" means, at any time, the Aggregate Commitment then in effect minus the Aggregate Outstanding Credit Exposure at such time.

          "Bank One" means Bank One, NA, a national banking association having its principal office in Chicago, Illinois, in its individual capacity, and its successors.

          "Borrower" means American Transmission Company LLC, a Wisconsin limited liability company, and its successors and permitted assigns.

          "Borrowing Date" means a date on which a Ratable Advance is made hereunder.

          "Borrowing Notice" is defined in Section 2.2.3.


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          "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in U.S. dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

          "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with generally accepted accounting principles.

          "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with generally accepted accounting principles.

          "Cash Equivalent Investments" means (i) short-term obligations of, or fully guaranteed by, the United States of America, (ii) commercial paper rated A-1 or better by S&P or P-1 or better by Moody's, (iii) demand deposit accounts maintained in the ordinary course of business, and (iv) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000; provided in each case that the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest.

          "Change" is defined in Section 3.2.

          "Change in Control" means any Person or group (within the meaning of Rule 13d-5 under the Securities and Exchange Act of 1934) other than one or any combination of: Wisconsin Public Power Inc.; Wisconsin Power and Light Company; Wisconsin Public Power Incorporated; or ATC Management Company Inc. shall be or become the beneficial owner (within the meaning of Rule 13d-3 under the Securities and Exchange Act of 1934) of more than [20%] of the issued and outstanding equity interests of the Borrower.

          "Closing Date" means the date first above written.

          "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

          "Collateral Shortfall Amount" is defined in Section 8.1.

          "Commitment" means, for each Lender, the obligation of such Lender to make Ratable Loans to, and participate in Facility LCs issued upon the application of, the Borrower in an aggregate amount not exceeding the amount set


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forth opposite its signature below or as set forth in any Lender Assignment relating to any assignment that has become effective pursuant to Section 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

          "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.

          "Conversion/Continuation Notice" is defined in Section 2.2.4.

          "Controlled Group" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

          "Corporate Base Rate" means a rate per annum equal to the corporate base rate or prime rate of interest announced by Bank One or by its parent, Bank One Corporation, from time to time, changing when and as said corporate base rate or prime rate changes.

          "Credit Extension" means the making of a Ratable Advance or the issuance of a Facility LC hereunder.

          "Credit Extension Date" means the Borrowing Date for a Ratable Advance or the issuance date for a Facility LC.

          "Credit Parties" means the Borrower and, for so long as the Guaranty continues, the Guarantor.

          "Default" means an event described in Article VII.

          "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to
(i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment,


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storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

          "Eurodollar Base Rate" means the rate determined by the Agent to be the rate at which Bank One or one of its Affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of Bank One's relevant Eurodollar Ratable Loan.

          "Eurodollar Ratable Advance" means a Ratable Advance which bears interest at a Eurodollar Rate requested by the Borrower pursuant to Section 2.2.

          "Eurodollar Ratable Loan" means a Ratable Loan which bears interest at a Eurodollar Rate requested by the Borrower pursuant to Section 2.2.

          "Eurodollar Rate" means, with respect to a Eurodollar Ratable Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (ii) the Applicable Margin.

          "Excluded Taxes" means, in the case of each Lender or applicable Lending Installation and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Lender or the Agent is incorporated or organized or (ii) the jurisdiction in which the Agent's or such Lender's principal executive office or such Lender's applicable Lending Installation is located.

          "Exhibit" refers to an exhibit to this Agreement, unless another document is specifically referenced.

          "Facility Fee" is defined in Section 2.4.

          "Facility LC" is defined in Section 2.16.1.

          "Facility LC Application" is defined in Section 2.16.3.

          "Facility LC Collateral Account" is defined in Section 2.16.11.


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          "Facility Termination Date" means           , 2001 or any earlier date
                                            ----------
on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

          "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

          "FERC" means the Federal Energy Regulatory Commission.

          "Fixed Rate" means the Eurodollar Rate.

          "Fixed Rate Advance" means a Ratable Advance which bears interest at a Fixed Rate.

          "Fixed Rate Loan" means a Loan which bears interest at a Fixed Rate.

          "Floating Rate Advance" means a Ratable Advance which, except as otherwise provided in Section 2.8, bears interest at the Alternate Base Rate.

          "Floating Rate Loan" means a Loan which, except as otherwise provided in Section 2.8, bears interest at the Alternate Base Rate.

          "Guarantor" means Alliant Energy Corporation.

          "Guaranty" means a Guaranty substantially in the form of Exhibit I issued by Alliant Energy Corporation, amended or modified and in effect from time to time.

          "Indebtedness" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) obligations of such Person to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (vi) Capitalized Lease Obligations, (vii) Contingent Obligations of such Person in respect of Indebtedness of any other Person, (viii) Operating Lease Obligations and (ix) any other obligation for borrowed money or other financial accommodation which


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in accordance with Agreement Accounting Principles would be shown as a liability on the consolidated balance sheet of such Person.

          "Interest Period" means, with respect to a Eurodollar Advance, a period of one, two, three or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement or, if available to all Lenders, such other period agreed to by the Borrower and the Agent. Such Interest Period shall end on the day which corresponds numerically to such date one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If a Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

          "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

          "LC Fee" is defined in Section 2.16.4.

          "LC Issuer" means Bank One (or any subsidiary or affiliate of Bank One designated by Bank One) in its capacity as issuer of Facility LCs hereunder.

          "LC Obligations" means, at any time, the sum, without duplication, of
(i) the aggregate undrawn stated amount under all Facility LCs outstanding at such time plus (ii) the aggregate unpaid amount of all Reimbursement Obligations at such time.

          "LC Payment Date" is defined in Section 2.16.5.

          "Lender Assignment" is defined in Section 12.3.1.

          "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

          "Lending Installation" means, with respect to a Lender or the Agent, the office, branch, subsidiary or affiliate of such Lender or the Agent listed on the signature pages hereof or on a Schedule or otherwise selected by such Lender or the Agent pursuant to Section 2.15.


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          "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

          "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other pledge and security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

          "Loan" means, with respect to a Lender, any loan made by such Lender pursuant to Article II (or, in the case of a loan made pursuant to Section 2.2, any conversion or continuation thereof).

          "Loan Documents" means this Agreement, any Notes issued pursuant to
Section 2.10, the Facility LC Applications and the Guaranty.

          ["Material Adverse Effect" means a material adverse effect on (i) the business, Property, condition (financial or otherwise), results of operations, or prospects of the Guarantor and its Subsidiaries taken as a whole, (ii) the ability of the Guarantor or the Borrower to perform its obligations under the Loan Documents to which it is a party, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent, the LC Issuer or the Lenders thereunder.]

          "Material Indebtedness" means Indebtedness with respect to the Borrower in an aggregate amount exceeding [$500,000].

          "Modify" and "Modification" are defined in Section 2.16.1.

          "Moody's" means Moody's Investors Service, Inc.

          "Non-U.S. Lender" is defined in Section 3.5(iv).

          "Notes" means, collectively, all of the Ratable Notes which may be issued hereunder, and "Note" means any one of the Notes.

          "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, all Reimbursement Obligations, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Agent, the LC Issuer or any indemnified party arising under the Loan Documents.


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          "Operating Lease" of a Person means any lease of Property (other than a Capitalized Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

          "Operating Lease Obligations" means, as at any date of determination, the amount obtained by aggregating the present values, determined in the case of each particular Operating Lease by applying a discount rate (which discount rate shall not be greater than 10%) from the date on which each fixed lease payment is due under such Operating Lease to such date of determination, of all fixed lease payments due under all Operating Leases of the Borrower and its Subsidiaries.

          "Other Taxes" is defined in Section 3.5(ii).

          "Outstanding Credit Exposure" means, as to any Lender at any time, the sum of (i) the aggregate principal amount of its Loans outstanding at such time, plus (ii) an amount equal to its Pro Rata Share of the LC Obligations at such time.

          "Participants" is defined in Section 12.2.1.

          "Payment Date" means the last day of each calendar quarter.

          "Permitted Acquisition" means an Acquisition (i) which has been recommended or approved by the board of directors or other governing body of the Person that is the object of such Acquisition, (ii) which occurs when no Default or Unmatured Default exists or will result therefrom, (iii) after giving effect to which no Default or Unmatured Default will exist on a pro forma basis (assuming that such Acquisition had occurred on the last day of the fiscal quarter most recently ended from the date which is the later of January 1, 2001 and one year prior to the date of such Acquisition), and (iv) which is of a Person in the same general line of business as the Borrower and its Subsidiaries.

          "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

          "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

          "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

          "Pro Rata Share" means, with respect to a Lender, a percentage equal to such Lender's Commitment divided by the Aggregate Commitment.


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          "Purchasers" is defined in Section 12.3.1.

          "Ratable Advance" means a borrowing hereunder (i) made by the Lenders on the same Borrowing Date, or (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Ratable Loans of the same Type and, in the case of Eurodollar Ratable Loans, for the same Interest Period.

          "Ratable Loan" means a Loan made by a Lender pursuant to Section 2.2 hereof.

          "Ratable Note" means any promissory note issued at the request of a Lender pursuant to Section 2.10 to evidence its Ratable Loans in the form of Exhibit E hereto.

          "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

          "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

          "Reimbursement Obligations" means, at any time, the aggregate of all obligations of the Borrower then outstanding under Section 2.16 to reimburse the LC Issuer for amounts paid by the LC Issuer in respect of any one or more drawings under Facility LCs.

          "Rentals" of a Person means the aggregate fixed amounts payable by such Person under any Operating Lease.

          "Required Lenders" means Lenders in the aggregate having at least 66-K% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 66-K% of the Aggregate Outstanding Credit Exposure.

          "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

          "Response Date" is defined in Section 2.17.

          "Risk-Based Capital Guidelines" is defined in Section 3.2.


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          "S&P" means Standard and Poor's Ratings Services, a division of The
McGraw Hill Companies, Inc.

          "Schedule" refers to a specific schedule to this Agreement, unless another document is specifically referenced.

          "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

          "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

          "Substantial Portion" means with respect to the Property of the Borrower and its Subsidiaries, Property which (x) represents more than 10% of the consolidated assets of the Borrower and its Subsidiaries as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made, or (y) is responsible for more than 10% of the consolidated net sales or of the consolidated net income of the Borrower and its Subsidiaries as reflected in the financial statements referred to in clause
(i)(x) above.

          "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes.

          "Transferee" is defined in Section 12.4.

          "Type" means with respect to any Ratable Advance, its nature as a Floating Rate Advance or a Eurodollar Advance.

          "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

          "Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company,


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association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

          "Year 2000 Issues" means anticipated costs, problems and uncertainties associated with the inability of certain computer applications to effectively handle data including dates on and after January 1, 2000, as such inability affects the business, operations and financial condition of the Borrower and its Subsidiaries and of the Borrower's and its Subsidiaries' material customers, suppliers and vendors.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                                   ARTICLE II

                                   THE CREDITS

          1.1. The Facility. From and including the Closing Date and prior to
               ------------
the Facility Termination Date, (a) each Lender severally agrees, on the terms and conditions set forth in this Agreement, to (i) make Loans to the Borrower and (ii) participate in Facility LCs issued upon the request of the Borrower; and (b) the LC Issuer agrees to issue Facility LCs on the terms and conditions set forth in this Agreement.

          2.1.1. Amount of Facility. In no event may the Aggregate Outstanding
                 ------------------
Credit Exposure exceed the Aggregate Commitment.

          2.1.2. Availability of Facility. Subject to the terms of this
                 ------------------------
Agreement, the facility is available from the date hereof to the Facility Termination Date, and the Borrower may borrow, repay and reborrow at any time prior to the Facility Termination Date. The Commitments to lend hereunder shall expire on the Facility Termination Date.

          2.1.3. Repayment of Facility. The Aggregate Outstanding Credit
                 ---------------------
Exposure and all other unpaid Obligations shall be paid in full by the Borrower on the Facility Termination Date.

          2.2. Ratable Advances.
               ----------------

          2.2.1. Ratable Advances. Each Ratable Advance hereunder shall consist
                 ----------------
of Loans made from the several Lenders ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment.


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          2.2.2. Types of Ratable Advances. The Ratable Advances may be Floating
                 -------------------------
Rate Advances or Eurodollar Ratable Advances, or a combination thereof, selected by the Borrower in accordance with Section 2.2.3.

          2.2.3. Method of Selecting Types and Interest Periods for Ratable
                 ----------------------------------------------------------
Advances. The Borrower shall select the Type of Ratable Advance and, in the case
--------
of each Eurodollar Ratable Advance, the Interest Period applicable thereto, from time to time. The Borrower shall give the Agent irrevocable notice (a "Borrowing Notice") not later than [10:00 A.M.] (Chicago time) at least one Business Day before the Borrowing Date of each Floating Rate Advance and [AT LEAST THREE BUSINESS DAYS] before the Borrowing Date for each Eurodollar Ratable Advance. A Borrowing Notice shall specify:

                    (i) the Borrowing Date, which shall be a Business Day, of such Ratable Advance,

                    (ii) the aggregate amount of such Ratable Advance,

                    (iii) the Type of Ratable Advance selected, and

                    (iv) in the case of each Eurodollar Ratable Advance, the Interest Period applicable thereto (which may not end after the scheduled Facility Termination Date).

          2.2.4. Conversion and Continuation of Outstanding Ratable Advances.
                 -----------------------------------------------------------
Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are either converted into Eurodollar Ratable Advances in accordance with this Section 2.2.4 or are repaid in accordance with
Section 2.6. Each Eurodollar Ratable Advance shall continue as a Eurodollar Ratable Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Ratable Advance shall be automatically converted into a Floating Rate Advance unless (x) such Eurodollar Ratable Advance is or was repaid in accordance with Section 2.6 or (y) the Borrower shall have given the Agent a Conversion/Continuation Notice requesting that, at the end of such Interest Period, such Eurodollar Ratable Advance continue as a Eurodollar Ratable Advance for the same or another Interest Period. Subject to Section 2.5, the Borrower may elect from time to time to convert all or any part of a Floating Rate Advance into a Eurodollar Ratable Advance. The Borrower shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of a Floating Rate Advance into a Eurodollar Ratable Advance, or continuation of a Eurodollar Ratable Advance, not later than 10:00 a.m. (Chicago time) at least three Business Days prior to the date of the requested conversion or continuation, specifying:

          (i) the requested date, which shall be a Business Day, of such conversion or continuation,


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          (ii)      the aggregate amount and Type of the Ratable Advance which is to be converted or continued, and

          (iii) the amount of the Ratable Advance which is to be converted into or continued as a Eurodollar Ratable Advance and the duration of the Interest Period applicable thereto.

          2.3. Method of Borrowing. Not later than noon (Chicago time) on each
               -------------------
Borrowing Date, each Lender shall make available its Loan or Loans in funds immediately available in Chicago to the Agent at its address specified pursuant to Article XIII. The Agent will make the funds so received from the Lenders available to the Borrower at the Agent's aforesaid address.

          2.4. Facility Fee; Reductions in Aggregate Commitment. The Borrower
               ------------------------------------------------
agrees to pay to the Agent for the account of each Lender according to its Pro Rata Share a facility fee at a per annum rate equal to the Applicable Fee Rate on the average daily Aggregate Commitment ("Facility Fee") from the date hereof to and including the Facility Termination Date, payable on each Payment Date and on the Facility Termination Date. The Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in integral multiples of $5,000,000, upon at least three Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction, provided, however, that the amount of the Aggregate Commitment may not be reduced below Aggregate Outstanding Credit Exposure. All accrued facility fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Loans hereunder.

          2.5. Minimum Amount of Each Advance. Each Eurodollar Ratable Advance
               ------------------------------
shall be in the minimum amount of $1,000,000 (and in multiples of $100,000 if in excess thereof), and each Floating Rate Advance shall be in the minimum amount of $500,000 (and in multiples of $100,000 if in excess thereof). The Borrower shall not request a Fixed Rate Advance if, after giving effect to the requested Fixed Rate Advance, more than six separate Fixed Rate Advances would be outstanding.

          2.6. Optional Principal Payments. The Borrower may from time to time
               ---------------------------
pay, without penalty or premium, all outstanding Floating Rate Advances or, in a minimum aggregate amount of $500,000 or any integral multiple of $100,000 in excess thereof, any portion of the outstanding Floating Rate Advances upon one Business Day's prior notice to the Agent. The Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by
Section 3.4 but without penalty or premium, all outstanding Eurodollar Ratable Advances or, in a minimum aggregate amount of $1,000,000 or any integral multiple of $100,000 in excess thereof, any portion of the outstanding Eurodollar Ratable Advances upon three Business Days' prior notice to the Agent.

          2.7. Changes in Interest Rate, etc. Each Floating Rate Advance shall
               -----------------------------
bear interest on the outstanding principal amount thereof, for each day from and including the date such Ratable Advance is made or is converted from a Eurodollar Ratable Advance into a Floating Rate Advance pursuant to Section
2.2.4 to but excluding the date it becomes due or is converted into a Eurodollar Ratable Advance pursuant to Section 2.2.4, at a rate per annum equal to the Alternate Base Rate for such day. Changes in the rate of interest on that portion of any Ratable Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Fixed Rate Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Fixed Rate Advance.

          2.8. Rates Applicable After Default. Notwithstanding anything to the
               ------------------------------
contrary contained in Section 2.2.3 or Section 2.2.4, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Ratable Advance may be made as, converted into or continued as a Eurodollar Ratable Advance. During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each Fixed Rate Advance shall bear interest for the remainder of the applicable Interest Period at the Alternate Base Rate in effect from time to time plus 2% per annum and (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Alternate Base Rate in effect from time to time plus 2% per annum and (iii) the LC Fee shall be increased by 2% per annum, provided that, during the continuance of a Default under Section 7.6 or 7.7, the interest rates set forth in clauses (i) and (ii) above and the increase in the LC Fee set forth in clause (iii) above shall be applicable to all Credit Extensions without any election or action on the part of the Agent or any Lender.

          2.9. Method of Payment. All payments of the Obligations hereunder
               -----------------
shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to
Article XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by noon (local time) on the date when due and shall (except in the case of Reimbursement Obligations for which the LC Issuer has not been fully indemnified by the Lenders, or as specifically required hereunder) be applied ratably by the Agent among the Lenders[, provided that payments shall be deemed received at the time the Agent is furnished with a Federal wire reference number relating to the payment of the Obligations.] Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIII or at any Lending

Installation specified in a notice received by the Agent from such Lender. The Agent is hereby authorized to charge the account of the Borrower maintained with Bank One for each payment of principal, interest, Reimbursement Obligations and fees as it becomes due hereunder. Each reference to the Agent in this Section
2.9 shall also be deemed to refer, and shall apply equally, to the LC Issuer, in the case of payments required to be made by the Borrower to the LC Issuer pursuant to 2.16.6.

          2.10. Noteless Agreement; Evidence of Indebtedness. (i) Each Lender
                --------------------------------------------
shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (ii) The Agent shall also maintain accounts in which it will record
(a) the amount of each Loan made hereunder, the Type thereof and the Interest Period with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder,
(c) the original stated amount of each Facility LC and the amount of LC Obligations outstanding at any time, and (d) the amount of any sum received by the Agent hereunder from the Borrower and each Lender's share thereof.

          (iii) The entries maintained in the accounts maintained pursuant to paragraphs (i) and (ii) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

          (iv) Any Lender may request that its Ratable Loans be evidenced by Ratable Notes. In such event, the Borrower shall prepare, execute and deliver to such Lender a Ratable Note payable to the order of such Lender in a form supplied by the Agent. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 12.3) be represented by a Note payable to the order of the payee named therein or any assignee pursuant to Section 12.3, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (i) and (ii) above.

          2.11. Telephonic Notices. The Borrower hereby authorizes the Lenders
                ------------------
and the Agent to extend, convert or continue Ratable Advances, effect selections of Types of Ratable Advances and to transfer funds based on telephonic notices made by any person or persons listed on Exhibit F as such Exhibit F may be updated from time to time in a writing signed by an Authorized Officer, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

          2.12. Interest Payment Dates; Interest and Fee Basis. Interest accrued
                ----------------------------------------------
on each Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which the Floating Rate Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on that portion of the outstanding principal amount of any Floating Rate Advance converted into a Eurodollar Ratable Advance on a day other than a Payment Date shall be payable on the date of conversion. Interest accrued on each Fixed Rate Advance shall be payable on the last day of its applicable Interest Period, on any date on which such Fixed Rate Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Fixed Rate Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest, Facility Fees and LC Fees shall be calculated for actual days elapsed on the basis of a 360-day year, except that interest on Floating Rate Advances accruing at a rate based on the Corporate Base Rate shall be computed on the basis of a 365- or 366-day year, as applicable. Interest shall be payable for the day a Ratable Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on a Ratable Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

          2.13. Notification of Ratable Advances, Interest Rates, Prepayments
                -------------------------------------------------------------
and Commitment Reductions. Promptly after receipt thereof, the Agent will notify
-------------------------
each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice and repayment notice received by it hereunder. Promptly after notice from the LC Issuer, the Agent will notify each Lender of the contents of each request for issuance of a Facility LC hereunder. The Agent will notify each Lender and the Borrower of the interest rate applicable to each Fixed Rate Advance promptly upon determination of such interest rate and will give each Lender and the Borrower prompt notice of each change in the Alternate Base Rate.

          2.14. Lending Installations. Each Lender may book its Loans and its
                ---------------------
participation in any LC Obligations and the LC Issuer may book the Facility LCs at any Lending Installation selected by such Lender or the LC Issuer, as the case may be, and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans, Facility LCs, participation in LC Obligations and any Notes issued hereunder shall be deemed held by each Lender or the LC Issuer, as the case may be, for the benefit of any such Lending Installation. Each Lender and the LC Issuer may, by written notice to the Agent and the Borrower in accordance with
Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it or Facility LCs will be issued by it and for whose account Loan payments or payments with respect to Facility LCs are to be made.

          2.15. Non-Receipt of Funds by the Agent. Unless the Borrower or a
                ---------------------------------
Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

          2.16. Facility LCs.
                ------------

               2.16.1. Issuance. The LC Issuer hereby agrees, on the terms and
                       --------
conditions set forth in this Agreement, to issue standby letters of credit (each, a "Facility LC") and to renew, extend, increase, decrease or otherwise modify each Facility LC ("Modify," and each such action a "Modification"), from time to time from and including the date of this Agreement and prior to the Facility Termination Date upon the request of the Borrower; provided that immediately after each such Facility LC is issued or Modified, (i) the aggregate amount of the outstanding LC Obligations shall not exceed $12,500,000 and (ii) the Aggregate Outstanding Credit Exposure shall not exceed the Aggregate Commitment. No Facility LC shall have an expiry date later than the earlier of
(x) the fifth Business Day prior to the scheduled Facility Termination Date and
(y) one year after its issuance (provided that a Facility LC may provide for the renewal thereof for additional periods of up to one year each).

               2.16.2. Participations. Upon the issuance or Modification by the
                       --------------
LC Issuer of a Facility LC in accordance with this Section 2.16, the LC Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the LC Issuer, a participation in such Facility LC (and each Modification thereof) and the related LC Obligations in proportion to its Pro Rata Share.

               2.16.3. Notice. Subject to Section 2.16.1, the Borrower shall
                       ------
give the LC Issuer notice prior to 10:00 a.m. (Chicago time) at least three Business Days prior to the proposed date of issuance or Modification of each

Facility LC, specifying the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby. Upon receipt of such notice, the LC Issuer shall promptly notify the Agent, and the Agent shall promptly notify each Lender, of the contents thereof and of the amount of such Lender's participation in such proposed Facility LC. The issuance or Modification by the LC Issuer of any Facility LC shall, in addition to the conditions precedent set forth in Article IV (the satisfaction of which the LC Issuer shall have no duty to ascertain), be subject to the conditions precedent that such Facility LC shall be satisfactory to the LC Issuer and that the Borrower shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Facility LC as the LC Issuer shall have reasonably requested (each, a "Facility LC Application"). In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.

               2.16.4. LC Fees. The Borrower shall pay to the Agent, for the
                       -------
account of the Lenders ratably in accordance with their respective Pro Rata Shares, with respect to each Facility LC, a letter of credit fee at a per annum rate equal to the Applicable LC Fee Rate in effect from time to time on the undrawn stated amount available under such standby Facility LC, such fee to be payable in arrears on each Payment Date (each such fee described in this sentence "LC Fee"). The Borrower shall also pay to the LC Issuer for its own account (x) at the time of issuance of each Facility LC, a fronting fee in an amount to be agreed upon between the LC Issuer and the Borrower, and (y) documentary and processing charges in connection with the issuance or Modification of and draws under Facility LCs in accordance with the LC Issuer's standard schedule for such charges as in effect from time to time.

               2.16.5. Administration; Reimbursement by Lenders. Upon receipt
                       ----------------------------------------
from the beneficiary of any Facility LC of any demand for payment under such Facility LC, the LC Issuer shall notify the Agent and the Agent shall promptly notify the Borrower and each other Lender as to the amount to be paid by the LC Issuer as a result of such demand and the proposed payment date (the "LC Payment Date"). The responsibility of the LC Issuer to the Borrower and each Lender shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC in connection with such presentment shall be in conformity in all material respects with such Facility LC. The LC Issuer shall endeavor to exercise the same care in the issuance and administration of the Facility LCs as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by the LC Issuer, each Lender shall be unconditionally and irrevocably liable without regard to the occurrence of any Default or any condition precedent whatsoever, to reimburse the LC Issuer on demand for (i) such Lender's Pro Rata Share of the amount of each payment made by the LC Issuer under each Facility LC to the extent such amount is not reimbursed by the Borrower pursuant to Section 2.16.6 below, plus (ii) interest on the foregoing amount to be reimbursed by such Lender, for each day from the date of the LC Issuer's demand for such reimbursement (or, if such demand is made after 11:00 a.m. (Chicago time) on such date, from the next succeeding Business Day) to the date on which such Lender pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Effective Rate for the first three days and, thereafter, at a rate of interest equal to the rate applicable to Floating Rate Advances.

               2.16.6. Reimbursement by Borrower. The Borrower shall be
                       -------------------------
irrevocably and unconditionally obligated to reimburse the LC Issuer on or before the applicable LC Payment Date for any amounts to be paid by the LC Issuer upon any drawing under any Facility LC, without presentment, demand, protest or other formalities of any kind [so long as such request for a drawing substantially complies with the Facility LC]; provided that neither the Borrower nor any Lender shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by the Borrower or such Lender to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC issued by it complied with the terms of such Facility LC or (ii) the LC Issuer's failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. All such amounts paid by the LC Issuer and remaining unpaid by the Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to (x) the rate applicable to Floating Rate Advances for such day if such day falls on or before the applicable LC Payment Date and
(y) the sum of 2% plus the rate applicable to Floating Rate Advances for such day if such day falls after such LC Payment Date. The LC Issuer will pay to each Lender ratably in accordance with its Pro Rata Share all amounts received by it from the Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC issued by the LC Issuer, but only to the extent such Lender has made payment to the LC Issuer in respect of such Facility LC pursuant to Section 2.16.5.

               2.16.7. Obligations Absolute. Subject to Section 2.16.6, the
                       --------------------
Borrower's obligations under this Section 2.16 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the LC Issuer, any Lender or any beneficiary of a Facility LC. The Borrower further agrees with the LC Issuer and the Lenders that the LC Issuer and the Lenders shall not be responsible for, and the Borrower's Reimbursement Obligation in respect of any Facility LC shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, any of its Affiliates, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred or any claims or defenses whatsoever of the Borrower or of any of its Affiliates against the beneficiary of any Facility LC or any such transferee. The LC Issuer shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC. The Borrower agrees that any action taken or omitted by the LC Issuer or any Lender under or in connection with each Facility LC and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon the Borrower and shall not put the LC Issuer or any Lender under any liability to the Borrower. Nothing in this Section 2.16.7 is intended to limit the right of the Borrower to make a claim against the LC Issuer for damages as contemplated by the proviso to the first sentence of Section 2.16.6.

               2.16.8. Actions of LC Issuer. The LC Issuer shall be entitled to
                       --------------------
rely, and shall be fully protected in relying, upon any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the LC Issuer. The LC Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section 2.16, the LC Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holders of a participation in any Facility LC.

               2.16.9. Indemnification. The Borrower hereby agrees to indemnify
                       ---------------
and hold harmless each Lender, the LC Issuer and the Agent, and their respective directors, officers, agents and employees from and against any and all claims and damages, losses, liabilities, costs or expenses which such Lender, the LC Issuer or the Agent may incur (or which may be claimed against such Lender, the LC Issuer or the Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Facility LC or any actual or proposed use of any Facility LC, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which the LC Issuer may incur by reason of or in connection with (i) the failure of any other Lender to fulfill or comply with its obligations to the LC Issuer hereunder (but nothing herein contained shall affect any rights the Borrower may have against any defaulting Lender) [OR (II) BY REASON OF OR ON ACCOUNT OF THE LC ISSUER ISSUING ANY FACILITY LC WHICH SPECIFIES THAT THE TERM "BENEFICIARY" INCLUDED THEREIN INCLUDES ANY SUCCESSOR BY OPERATION OF LAW OF THE NAMED BENEFICIARY, BUT WHICH FACILITY LC DOES NOT REQUIRE THAT ANY DRAWING BY ANY SUCH SUCCESSOR BENEFICIARY BE ACCOMPANIED BY A COPY OF A LEGAL DOCUMENT, SATISFACTORY TO THE LC ISSUER, EVIDENCING THE APPOINTMENT OF SUCH SUCCESSOR BENEFICIARY]; provided that the Borrower shall not be required to indemnify any Lender, the LC Issuer or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC complied with the terms of such Facility LC, (y) the LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC or (z) disputes, not involving the Borrower, among the Lenders, LC Issuer or Agent relating to a Facility LC. Nothing in this Section
2.16.9 is intended to limit the obligations of the Borrower under any other provision of this Agreement.

               2.16.10. Lenders' Indemnification. Each Lender shall, ratably in
                        ------------------------
accordance with its Pro Rata Share, indemnify the LC Issuer, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct or the LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of the Facility LC) that such indemnitees may suffer or incur in connection with this Section 2.16 or any action taken or omitted by such indemnitees hereunder.

               2.16.11. Facility LC Collateral Account. The Borrower agrees that
                        ------------------------------
it will, upon the request of the Agent or the Required Lenders and until the final expiration date of any Facility LC and thereafter as long as any amount is payable to the LC Issuer or the Lenders in respect of any Facility LC, maintain a special collateral account [(TO BE FUNDED ONLY IN ACCORDANCE WITH SECTION 8.1)] pursuant to arrangements satisfactory to the Agent (the "Facility LC Collateral Account") at the Agent's office at the address specified pursuant to
Article XIII, in the name of such Borrower but under the sole dominion and control of the Agent, for the benefit of the Lenders and in which the Borrower shall have no interest other than as set forth in Section 8.1. The Borrower hereby pledges, assigns and grants to the Agent, on behalf of and for the ratable benefit of the Lenders and the LC Issuer, a security interest in all of the Borrower's right, title and interest in and to all funds which may from time to time be on deposit in the Facility LC Collateral Account to secure the prompt and complete payment and performance of the Obligations. The Agent will invest any funds on deposit from time to time in the Facility LC Collateral Account in certificates of deposit of Bank One having a maturity not exceeding 30 days. Nothing in this Section 2.16.11 shall either obligate the Agent to require the Borrower to deposit any funds in the Facility LC Collateral Account or limit the right of the Agent to release any funds held in the Facility LC Collateral Account in each case other than as required by Section 8.1.

               2.16.12. Rights as a Lender. In its capacity as a Lender, the LC
                        ------------------
Issuer shall have the same rights and obligations as any other Lender.

                                   ARTICLE III

                             YIELD PROTECTION; TAXES

          1.2. Yield Protection. If, on or after the date of this Agreement, the
               ----------------
adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation or the LC Issuer with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

          (1) subjects any Lender or any applicable Lending Installation or the LC Issuer to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender or the LC Issuer in respect of its Fixed Rate Loans, Facility LCs or participations therein, or

          (2) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or the LC Issuer or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

          (3) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation or the LC Issuer of making, funding or maintaining its Fixed Rate Loans or of issuing or participating in Facility LCs or reduces any amount receivable by any Lender or any applicable Lending Installation or the LC Issuer in connection with its Fixed Rate Loans, Facility LCs or participations therein, or requires any Lender or any applicable Lending Installation or the LC Issuer to make any payment calculated by reference to the amount of Fixed Rate Loans, Facility LCs or participations therein held or interest received by it, by an amount deemed material by such Lender or the LC Issuer, as the case may be, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation or the LC Issuer, as the case may be, of making or maintaining its Fixed Rate Loans or Commitment or of issuing or participating in Facility LCs or to reduce the return received by such Lender or applicable Lending Installation in connection with such Fixed Rate Loans, Commitment, Facility LCs or participations therein then, within 15 days of demand by such Lender or the LC Issuer, as the case may be, the Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender or the LC Issuer, as the case may be, for such increased cost or reduction in amount received.

          1.3. Changes in Capital Adequacy Regulations. If a Lender or the LC
               ---------------------------------------
Issuer determines the amount of capital required or expected to be maintained by such Lender or the LC Issuer, any Lending Installation of such Lender or any corporation controlling such Lender or the LC Issuer is increased as a result of a Change, then, within 15 days of demand by such Lender or the LC Issuer, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender reasonably determines is attributable to this Agreement, its Outstanding Credit Exposure or its Commitment to make Loans and issue or participate in Facility LCs, as the case may be, hereunder (after taking into account such Lender's or the LC Issuer's policies as to capital adequacy). The Agent agrees to notify the Borrower of any Change within 60 days after the Agent becomes aware of such Change. "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender or the LC Issuer. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

          1.4. Availability of Types of Ratable Advances. If (x) any Lender
               -----------------------------------------
determines that maintenance of its Eurodollar Ratable Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if (y) the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Ratable Advances are not available or (ii) the interest rate applicable to Eurodollar Ratable Advances does not accurately reflect the cost of making or maintaining Eurodollar Ratable Advances, then the Agent shall (a) in the case of clause (x) above, suspend the availability of Eurodollar Ratable Advances and require any affected Eurodollar Ratable Advances to be repaid or converted to Floating Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.4, and (b) in the case of clause
(y) above, suspend the availability of Eurodollar Ratable Advances and require any affected Eurodollar Ratable Advances to be repaid or converted to Floating Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.4.

          1.5. Funding Indemnification. If any payment of a Fixed Rate Advance
               -----------------------
occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Fixed Rate Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Fixed Rate Advance.

          1.6. Taxes. (i) All payments by the Borrower to or for the account of
               -----
any Lender or the Agent hereunder or under any Note or Facility LC Application shall be made free and clear of and without deduction for any and all Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender, the LC Issuer or the Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender, the LC Issuer or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the Borrower shall furnish to the Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

          (1) In addition, the Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or Facility LC Application or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note or Facility LC Application ("Other Taxes").

          (2) The Borrower hereby agrees to indemnify the Agent, the LC Issuer and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this
Section 3.5) paid by the Agent, the LC Issuer or such Lender and any liability (including penalties, interest and expenses other than penalties, interest or expenses caused by action or inaction of the Agent, LC Issuer or Lender) arising therefrom or with respect thereto relating to this Agreement. Payments due under this indemnification shall be made within 30 days of the date the Agent, the LC Issuer or such Lender makes demand therefor pursuant to Section 3.6.

          (3) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "Non-U.S. Lender") agrees that it will, not less than ten Business Days after the date of this Agreement, (i) deliver to each of the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and
(ii) deliver to each of the Borrower and the Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Borrower and the Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

          (4) For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to clause (iv), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv), above, the Borrower shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

          (5) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

          (6) If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Agent [AND BORROWER] fully for all amounts paid, directly or indirectly, by the Agent [AND BORROWER] as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent). The obligations of the Lenders under this Section 3.5(vii) shall survive the payment of the Obligations and termination of this Agreement.

          1.7. Lender Statements; Survival of Indemnity. To the extent
               ----------------------------------------
reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Ratable Loans to reduce any liability of the Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurodollar Ratable Advances under Section 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Agent) as to the amount due, if any, under
Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Ratable Loan shall be calculated as though each Lender funded its Eurodollar Ratable Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

          1.8. Replacement of Affected Lender. At any time any Lender is
               ------------------------------
affected by the circumstances described in Section 3.1, 3.2 or 3.3, the Company may replace such Lender as a party to this Agreement with one or more other bank(s) or financial institution(s) reasonably satisfactory to the Agent, such bank(s) or financial institution(s) to have a Commitment or Commitments, as the case may be, in such amounts as shall be reasonably satisfactory to the Agent (and upon notice from the Company such Lender shall assign, without recourse or warranty, its Commitment, its Loans, its Note and all of its other rights and obligations hereunder to such replacement bank(s) or other financial institution(s) for a purchase price equal to the sum of the principal amount of the Loans so assigned, all accrued and unpaid interest thereon, its ratable share of all accrued and unpaid commitment fees and usage fees, any amounts payable under Section 3.4 as a result of such Lender receiving payment of any Eurodollar Ratable Loan prior to the end of an Interest Period therefor and all other obligations owed to such Lender hereunder).

                                   ARTICLE IV

                              CONDITIONS PRECEDENT
                              --------------------

          1.9. Initial Credit Extension. The Lenders shall not be required to
               ------------------------
make the initial Credit Extension hereunder unless such initial Credit Extension
occurs prior to            , 2000 and the Borrower has furnished the Agent with
                -----------
sufficient copies for the Lenders:

          (1) Copies of the limited liability company agreement of the Borrower and the articles or certificate of incorporation of the Guarantor together with all amendments, and a certificate of good standing, each certified by the appropriate governmental officer in its jurisdiction of incorporation.

          (2) Copies, certified by the Secretary or Assistant Secretary of the Borrower and the Guarantor of its bylaws and of its Board of Directors' resolutions and of resolutions or actions of any other body authorizing the execution of the Loan Documents to which the Borrower or the Guarantor is a party.

          (3) An incumbency certificate, executed by the Secretary or Assistant Secretary of the Borrower and Guarantor, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of the Borrower or the Guarantor authorized to sign the Loan Documents to which the Borrower or the Guarantor is a party, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower or the Guarantor.

          (4) A certificate, signed by the chief financial officer of the Borrower, stating that on the initial Credit Extension Date no Default or Unmatured Default has occurred and is continuing.

          (5) A written opinion of the Borrower's counsel substantially in the form of Exhibit A-1; and a written opinion of the Guarantor's counsel substantially in the form of Exhibit A-2.

          (6) Any Note requested by a Lender pursuant to Section 2.10 payable to the order of each such requesting Lender.

          (7) Written money transfer instructions, in substantially the form of Exhibit D, addressed to the Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Agent may have reasonably requested.

          (8) This Agreement and the Guaranty.

          (9) If the initial Credit Extension will be the issuance of a Facility LC, a properly completed Facility LC Application.

          (10) Copies of all filings made with, or orders issued by, FERC and all governmental authorities in connection with the formation and financing of the Borrower.

          (11) A pro forma balance sheet as of January 1, 2001 (including a projected consolidated balance sheet and funds flow statement and a projected consolidated and consolidating income statement) and two year business plan for the Borrower.

          (12) Such other documents as any Lender or its counsel may have reasonably requested.

          1.10. Each Credit Extension. The Lenders shall not be required to make
                ---------------------
any Credit Extension unless on the applicable Credit Extension Date:

          (1) No Default or Unmatured Default exists or will result from such Credit Extension.

          (2) The representations and warranties contained in Article V are true and correct as of such Credit Extension Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date and except that the representation and warranty set forth in Section 5.4 shall not be required to be true as of the date of any conversion or continuation of any Eurodollar Ratable Loan.

          (3) All legal matters incident to the making of such Credit Extension shall be satisfactory to the Lenders and their counsel.

          Each Borrowing Notice with respect to a Ratable Advance and each request for issuance of a Facility LC shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(i) and
(ii) have been satisfied. Any Lender may require a duly completed compliance certificate in substantially the form of Exhibit B as a condition to making a Credit Extension.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

The Borrower represents and warrants to the Lenders that:

          1.11. Existence and Standing. Each of the Borrower and each of its
                ----------------------
Subsidiaries is a limited liability company, partnership (in the case of Subsidiaries only) or corporation duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

          1.12. Authorization and Validity. The Borrower has the power and
                --------------------------
authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by the Borrower of the Loan Documents to which it is a party and the performance by the Borrower of its obligations thereunder have been duly authorized by proper limited liability company proceedings, and each Loan Document to which the Borrower is a party constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

          1.13. No Conflict; Government Consent. None of the execution and
                -------------------------------
delivery by the Borrower of the Loan Documents to which it is a party, the consummation of the transactions therein contemplated, or compliance with the provisions thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries or (ii) the Borrower's or any of its Subsidiaries' articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, bylaws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which the Borrower or any Subsidiary is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower or any Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower or any Subsidiary, is required to be obtained by the Borrower or any Subsidiary in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Borrower of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.

          1.14. Material Adverse Change. Since [the date of incorporation] there
                -----------------------
has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Borrower which could reasonably be expected to have a Material Adverse Effect.

          1.15. Taxes. The Borrower and its Subsidiaries have filed all United
                -----
States federal tax returns and all other material tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any Subsidiary, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles and as to which no Lien exists. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

          1.16. Litigation and Contingent Obligations. Except as set forth on
                -------------------------------------
Schedule 5.6, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any Subsidiary which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Credit Extensions. Other than any liability incident to any litigation, arbitration or proceeding which (i) could not reasonably be expected to have a Material Adverse Effect or (ii) is set forth on Schedule 5.6, the Borrower has no material contingent obligations.

          1.17. Subsidiaries. Schedule 1 contains an accurate list of all
                ------------
Subsidiaries of the Borrower as of the date of this Agreement, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by the Borrower or other Subsidiaries. All of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and nonassessable.

          1.18. ERISA. Neither the Borrower nor any other members of the
                -----
Controlled Group has any liability under any Plan.

          1.19. Accuracy of Information. No information, exhibit or report
                -----------------------
furnished by the Borrower or any Subsidiary to the Agent or any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

          1.20. Regulation U. Margin stock (as defined in Regulation U)
                ------------
constitutes less than 25% of the value of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

          1.21. Material Agreements. Neither the Borrower nor any Subsidiary is
                -------------------
a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect.

          1.22. Compliance With Laws. The Borrower and its Subsidiaries have
                --------------------
complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property except for any failure to comply with any of the foregoing which could not reasonably be expected to have a Material Adverse Effect.

          1.23. Ownership of Properties. Except as set forth on Schedule 2, on
                -----------------------
the date of this Agreement, the Borrower and its Subsidiaries will have good title, free of all Liens other than those permitted by Section 6.14, to all of the Property and assets reflected in the Borrower's most recent consolidated financial statements provided to the Agent as owned by the Borrower and its Subsidiaries.

          1.24. Environmental Matters. In the ordinary course of its business,
                ---------------------
the officers of the Borrower consider the effect of Environmental Laws on the business of the Borrower and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to the Borrower due to Environmental Laws. On the basis of this consideration, the Borrower has concluded that Environmental Laws cannot reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which noncompliance or remedial action could reasonably be expected to have a Material Adverse Effect.

          1.25. Investment Company Act. Neither the Borrower nor any Subsidiary
                ----------------------
is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          1.26. Year 2000. The Borrower does not anticipate that Year 2000
                ---------
Issues will have a Material Adverse Effect.


                                   ARTICLE VI

                                    COVENANTS
                                    ---------

During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

          1.27. Financial Reporting. The Borrower will maintain, for itself and
                -------------------
each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the
Lenders:

          (1) Within 90 days after the close of each of its fiscal years, an unqualified audit report certified by independent certified public accountants acceptable to the Lenders, prepared in accordance with Agreement Accounting Principles on a consolidated and consolidating basis (consolidating statements need not be certified by such accountants) for itself and its Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows, accompanied by (a) any management letter prepared by said accountants, and (b) a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof.

          (2) Within 45 days after the close of the first three quarterly periods of each of its fiscal years, for itself and its Subsidiaries, consolidated and consolidating unaudited balance sheets as at the close of each such period and consolidated and consolidating profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its Chief Financial Officer.

          (3) Together with the financial statements required under Sections 6.1(i) and (ii), a compliance certificate in substantially the form of Exhibit B signed by its Authorized Officer stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

          (4) As soon as possible and in any event within 10 days after receipt by the Borrower, a copy of (a) any notice or claim to the effect that the Borrower or any Subsidiary is or may be liable to any Person as a result of the release by the Borrower, any Subsidiary, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any Subsidiary, which, in either case, could reasonably be expected to have a Material Adverse Effect.

          (5) [PROMPTLY UPON THE FURNISHING THEREOF TO THE MEMBERS OF THE BORROWER, COPIES OF ALL FINANCIAL STATEMENTS, REPORTS AND PROXY STATEMENTS SO FURNISHED.]

          (6) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Borrower or any Subsidiary files with the Securities and Exchange Commission, FERC, or other governmental authority.

          (7) Such other information (including nonfinancial information) as the Agent or any Lender may from time to time reasonably request.

          1.28. Use of Proceeds. The Borrower will, and will cause each
                ---------------
Subsidiary to, use the proceeds of the Credit Extensions for working capital and other general corporate purposes. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Ratable Advances to purchase or carry any "margin stock" (as defined in Regulation U).

          1.29. Notice of Default. The Borrower will give prompt notice in
                -----------------
writing to the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise (including, without limitation, developments with respect to Year 2000 Issues), which could reasonably be expected to have a Material Adverse Effect.

          1.30. Conduct of Business. The Borrower will, and will cause each
                -------------------
Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

          1.31. Taxes. The Borrower will, and will cause each Subsidiary to,
                -----
timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles. At any time that the Borrower or any Subsidiary is organized as a limited liability company, each such limited liability company will qualify for partnership tax treatment under United States federal tax law.

          1.32. Insurance. The Borrower will, and will cause each Subsidiary to,
                ---------
maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and the Borrower will furnish to any Lender upon request full information as to the insurance carried.

          1.33. Compliance with Laws. The Borrower will, and will cause each
                --------------------
Subsidiary to, comply in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws.

          1.34. Maintenance of Properties. The Borrower will, and will cause
                -------------------------
each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition in all material respects, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

          1.35. Books and Records; Inspection. The Borrower shall, and shall
                -----------------------------
cause each Subsidiary to, maintain proper books of record and account, in which full, true and correct entries (sufficient to permit the preparation of consolidated financial statements in conformity with GAAP) shall be made of all financial transactions and matters involving the assets and business of the Borrower and such Subsidiary. The Borrower will, and will cause each Subsidiary to, permit the Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Agent or any Lender may designate.

          1.36. Indebtedness. The Borrower will not, nor will it permit any
                ------------
Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

          (1) The Loans and the Reimbursement Obligations;

          (2) Indebtedness existing on the date hereof and described in Schedule 2;

          (3) Capitalized Lease Obligations in an aggregate amount not to exceed
$          ;
 ----------

          (4) Operating Lease Obligations in an aggregate amount not to exceed
$          ;
 ----------

provided that the sum of Capitalized Lease Obligations and Operating Lease
Obligations shall not at any time exceed $          . [TO BE DISCUSSED.]
                                          ----------

          1.37. Merger. The Borrower will not, nor will it permit any Subsidiary
                ------
to, merge or consolidate with or into any other Person, except that (i) a Subsidiary may merge into the Borrower or a Wholly-Owned Subsidiary, and (ii) the Borrower may merge into another domestic corporation that assumes in writing all Obligations of the Borrower hereunder and whose debt instruments have received a credit rating of A- and A-3 by Standard and Poors and Moody's Investors Services, respectively.

          1.38. Sale of Assets. The Borrower will not, nor will it permit any
                --------------
Subsidiary to, lease, sell or otherwise dispose of its Property to any other Person, except:

          (1) Sales of inventory in the ordinary course of business.

          (2) Leases, sales or other dispositions of its Property that, together with all other Property of the Borrower and its Subsidiaries previously leased, sold or disposed of (other than inventory in the ordinary course of business) as permitted by this Section during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs, do not constitute a Substantial Portion of the Property of the Borrower and its Subsidiaries.

          1.39. Investments and Acquisitions. The Borrower will not, nor will it
                ----------------------------
permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

          (1) Cash Equivalent Investments;

          (2) Existing Investments in Subsidiaries and other Investments in existence on the date hereof and described in Schedule 1;

          (iii) Permitted Acquisitions; and

          [(IV) THE CREATION OF SUBSIDIARIES NOT RELATING TO AN ACQUISITION.]

          1.40. Liens. The Borrower will not, nor will it permit any Subsidiary
                -----
to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any Subsidiary, except:

          (1) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books;

          (2) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due;

          (3) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

          (4) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or its Subsidiaries;

          (5) Liens existing on the date hereof and described in Schedule 2; and

          (6) Liens in connection with the acquisition of property by the Borrower after the date hereof and attaching only to the property being acquired if the Indebtedness secured thereby does not exceed the purchase price of such property and the aggregate outstanding principal amount does not at any time
exceed $          .
        ----------

          1.41. Year 2000. The Borrower will take and will cause each of its
                ---------
Subsidiaries to take all such actions as are reasonably necessary to assure that Year 2000 Issues will not have a Material Adverse Effect.

          1.42. Affiliates. The Borrower will not, and will not permit any
                ----------
Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon terms deemed fair and reasonable by FERC.

          1.43. Sale of Accounts. The Borrower will not, nor will it permit any
                ----------------
Subsidiary to, sell or otherwise dispose of any notes receivable or accounts receivable, with or without recourse.

          1.44. Contingent Obligations. The Borrower will not, nor will it
                ----------------------
permit any Subsidiary to, make or suffer to exist any Contingent Obligation (including, without limitation, any Contingent Obligation with respect to the obligations of a Subsidiary), except (i) by endorsement of instruments for deposit or collection in the ordinary course of business and (ii) the Reimbursement Obligations.

          1.45. Letters of Credit. The Borrower will not, nor will it permit any
                -----------------
Subsidiary to, apply for or become liable upon or in respect of any letter of credit, except for Facility LCs.

          1.46. Prepayment of Other Debt. If an Unmatured Default or a Default
                ------------------------
has occurred and is continuing, Borrower will not, nor will it permit any Subsidiary to, prepay any other Indebtedness.

                                   ARTICLE VII

                                    DEFAULTS
                                    --------

The occurrence of any one or more of the following events shall constitute a
Default:

          1.47. Any representation or warranty made or deemed made by or on behalf of the Guarantor, the Borrower or any Subsidiary to the Lenders or the Agent under or in connection with this Agreement or any other Loan Document, or any certificate or information delivered in connection with this Agreement or any other Loan Document, shall be materially false on the date as of which made.

          1.48. Nonpayment of principal of any Loan when due, nonpayment of any Reimbursement Obligation within one Business Day after the same becomes due, or nonpayment of interest upon any Loan or of any Facility Fee, LC Fee or other obligations under any of the Loan Documents within five days after the same becomes due.

          1.49. The breach by the Borrower of any of the terms or provisions of
Article VI, Section 6.2, 6.10, 6.11, 6.12, 6.13, 6.14, 6.15, 6.16, 6.17 or 6.18.

          1.50. The breach by the Borrower (other than a breach which constitutes a Default under another Section of this Article VII) of any of the terms or provisions of this Agreement which is not remedied within 30 days after written notice from the Agent or any Lender.

          1.51. Failure of the Guarantor, the Borrower or any Subsidiary to pay when due any Material Indebtedness or the default by the Guarantor, the Borrower or any Subsidiary in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any agreement under which any such Material Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which default or event is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness of the Guarantor, the Borrower or any Subsidiary shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Guarantor, the Borrower or any Subsidiary shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

          1.52. The Guarantor, the Borrower or any Subsidiary shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.

          1.53. Without the application, approval or consent of the Guarantor, the Borrower or any Subsidiary, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Guarantor, the Borrower or any Subsidiary or any Substantial Portion of the Property of the Guarantor and its Subsidiaries or of the Borrower and its Subsidiaries, or a proceeding described in Section 7.6(iv) shall be instituted against the Guarantor, the Borrower or any Subsidiary and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 30 consecutive days.

          1.54. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of the Guarantor and its Subsidiaries or the Borrower and its Subsidiaries which, when taken together with all other Property of the Guarantor and its Subsidiaries or of the Borrower and its Subsidiaries, as applicable, so condemned, seized or appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion.

          1.55. The Guarantor, the Borrower or any Subsidiary shall fail within 30 days to pay, bond or otherwise discharge one or more (i) judgments or orders
for the payment of money in excess of $       , in the case of the Borrower and
                                       -------
its Subsidiaries, or $           in the case of the Guarantor and its
                      ----------
Subsidiaries (or, in each case, the equivalent thereof in currencies other than U.S. dollars), in the aggregate, or (ii) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith.

          1.56. The Borrower or any Subsidiary shall (i) be the subject of any proceeding or investigation pertaining to the release by the Borrower, any Subsidiary or any other Person of any toxic or hazardous waste or substance into the environment, or (ii) violate any Environmental Law, which, in the case of an event described in clause (i) or clause (ii), could reasonably be expected to have a Material Adverse Effect.

          1.57. Any Change in Control shall occur.

          1.58. The occurrence of any "default" as defined in any Loan Document (other than this Agreement) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement), which default or breach continues beyond any period of grace therein provided.

          1.59. The Guaranty shall fail to remain in full force or effect other than pursuant to its terms or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Guaranty, or the Guarantor shall fail to comply with any of the terms or provisions of the Guaranty and such failure is not remedied within five days after written notice to the Guarantor from the Agent or any Lender, or the Guarantor shall deny that it has any further liability under the Guaranty, or shall give notice to such effect.

          1.60. FERC, any court, government or governmental agency shall enact legislation or issue a decision the effect of which causes a Material Adverse Effect.

                                  ARTICLE VIII

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES
                 ----------------------------------------------

          1.61. Acceleration; Facility LC Collateral Account. (i) If any Default
                --------------------------------------------
described in Section 7.6 or 7.7 occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent, the LC Issuer or any Lender and the Borrower will be and become thereby unconditionally obligated, without any further notice, act or demand, to pay to the Agent an amount in immediately available funds, which funds shall be held in the Facility LC Collateral Account, equal to the excess of (x) the amount of LC Obligations at such time over (y) the amount on deposit in the Facility LC Collateral Account at such time which is free and clear of all rights and claims of third parties and has not been applied against the Obligations (such difference, the "Collateral Shortfall Amount"). If any other Default occurs and is continuing, the Required Lenders (or the Agent with the consent of the Required Lenders) may (a) terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs, or declare the Obligations to be due and payable, or both, whereupon such obligations shall be terminated or suspended and/or the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives, and (b) upon notice to the Borrower and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

          (ii) If at any time while any Default exists, the Agent determines that the Collateral Shortfall Amount at such time is greater than zero, the Agent may make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

          (iii) The Agent, upon consent of the Required Lenders, may at any time or from time to time after funds are deposited in the Facility LC Collateral Account, apply such funds to the payment of the Obligations and any other amounts as shall from time to time have become due and payable by the Borrower to the Lenders or the LC Issuer under the Loan Documents.

          (iv) At any time while any Default is continuing, neither the Borrower nor any Person claiming on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the Facility LC Collateral Account. After all of the Obligations have been indefeasibly paid in full and the Aggregate Commitment has been terminated, any funds remaining in the Facility LC

Collateral Account shall be returned by the Agent to the Borrower or paid to whomever may be legally entitled thereto at such time.

          (v) If, within 30 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

          1.62. Amendments. Subject to the provisions of this Article VIII, the
                ----------
Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of all of the Lenders:

          (1) Extend the final maturity of any Loan, or extend the expiry date of any Facility LC to a date after the Facility Termination Date or postpone any regularly scheduled payment of principal of any Loan or forgive all or any portion of the principal amount thereof or reduce the rate or extend the time of payment of interest or fees thereon or any Reimbursement Obligation related thereto.

          (2) Reduce the percentage specified in the definition of Required Lenders.

          (3) Extend the Facility Termination Date or reduce the amount of, or extend the payment date for, the payments required under Section 2.1.4 or increase the amount of the Aggregate Commitment, the Commitment of any Lender hereunder or the commitment to issue Facility LCs, or permit the Borrower to assign its rights under this Agreement.

          (4) Amend this Section 8.2.

          (5) Release the Guarantor from its obligations under the Guaranty other than pursuant to the terms thereof.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent, and no amendment of any provision relating to the LC Issuer shall be effective without the written consent of the LC Issuer. The Agent may waive payment of the fee required under
Section 12.3.2 without obtaining the consent of any other party to this Agreement.

          1.63. Preservation of Rights. No delay or omission of the Lenders, the
                ----------------------
LC Issuer or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Credit Extension notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Credit Extension shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent, the LC Issuer and the Lenders until the Obligations have been paid in full.

                                   ARTICLE IX

                               GENERAL PROVISIONS
                               ------------------

          1.64. Survival of Representations. All representations and warranties
                ---------------------------
of the Borrower contained in this Agreement shall survive the making of the Credit Extensions herein contemplated.

          1.65. Governmental Regulation. Anything contained in this Agreement to
                -----------------------
the contrary notwithstanding, neither the LC Issuer nor any Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

          1.66. Headings. Section headings in the Loan Documents are for
                --------
convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

          1.67. Entire Agreement. The Loan Documents embody the entire agreement
                ----------------
and understanding among the Borrower, the Agent, the LC Issuer and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent, the LC Issuer and the Lenders relating to the subject matter thereof other than documentation of the fees described in Section 2.16.4 and Section 10.13.

          1.68. Several Obligations; Benefits of this Agreement. The respective
                -----------------------------------------------
obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

          1.69. Expenses; Indemnification. (i) The Borrower shall reimburse the
                -------------------------
Agent for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent in connection with the preparation, negotiation, execution, delivery, syndication, amendment and modification of the Loan Documents and the review and administration of the Loan Documents in connection with any request made by the Borrower. The Borrower also agrees to reimburse the Agent, the LC Issuer and the Lenders for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, the LC Issuer and the Lenders, which attorneys may be employees of the Agent, the LC Issuer or the Lenders) paid or incurred by the Agent, the LC Issuer or any Lender in connection with the collection and enforcement of the Loan Documents.

          (1) The Borrower hereby further agrees to indemnify the Agent, the LC Issuer, each Lender, their respective affiliates, and each of their directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent, any Lender or any affiliate is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Credit Extension hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification and except for any dispute, not involving the Borrower, among the Agent, the LC Issuer or the Lenders. The obligations of the Borrower under this Section 9.6 shall survive the termination of this Agreement.

          1.70. Numbers of Documents. All statements, notices, closing
                --------------------
documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

          1.71. Accounting. Except as provided to the contrary herein, all
                ----------
accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with generally accepted accounting principles.

          1.72. Severability of Provisions. Any provision in any Loan Document
                --------------------------
that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

          1.73. Nonliability of Lenders. The relationship between the Borrower
                -----------------------
on the one hand and the Lenders, the LC Issuer and the Agent on the other hand shall be solely that of borrower and lender. Neither the Agent, the LC Issuer nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent, the LC Issuer nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations. The Borrower agrees that neither the Agent, the LC Issuer nor any Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent, the LC Issuer nor any Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

          1.74. Confidentiality. Each Lender agrees to hold any confidential
                ---------------
information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates and to other Lenders and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee, (iii) to regulatory officials having jurisdiction over the Lenders, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which such Lender is a party, and (vi) permitted by Section 12.4.

          1.75. Nonreliance. Each Lender hereby represents that it is not
                -----------
relying on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Credit Extensions provided for herein.

          1.76. Disclosure. The Borrower and each Lender hereby (i) acknowledge
                ----------
and agree that Bank One and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with the Borrower and its Affiliates, and (ii) waive any liability of Bank One or such Affiliate of Bank One to the Borrower or any Lender, respectively, arising out of or resulting from such investments, loans or relationships other than liabilities arising out of the gross negligence or willful misconduct of Bank One or its Affiliates.

                                    ARTICLE X

                                    THE AGENT
                                    ---------

          1.77. Appointment; Nature of Relationship. Bank One, NA is hereby
                -----------------------------------
appointed by each of the Lenders as its contractual representative (herein referred to as the "Agent") hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article
X. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of Section 9-105 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

          1.78. Powers. The Agent shall have and may exercise such powers under
                ------
the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

          1.79. General Immunity. Neither the Agent nor any of its directors,
                ----------------
officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

          1.80. No Responsibility for Loans, Recitals, etc. Neither the Agent
                ------------------------------------------
nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; or (f) the financial condition of the Borrower or any guarantor of any of the Obligations or of any of the Borrower's or any such guarantor's respective Subsidiaries. The

Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Agent at such time, but is voluntarily furnished by the Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

          1.81. Action on Instructions of Lenders. The Agent shall in all cases
                ---------------------------------
be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

          1.82. Employment of Agents and Counsel. The Agent may execute any of
                --------------------------------
its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent's duties hereunder and under any other Loan Document.

          1.83. Reliance on Documents; Counsel. The Agent shall be entitled to
                ------------------------------
rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

          1.84. Agent's Reimbursement and Indemnification. The Lenders agree to
                -----------------------------------------
reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent and (ii) any indemnification required pursuant to Section 3.5(vii) shall, notwithstanding the provisions of this
Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

          1.85. Notice of Default. The Agent shall not be deemed to have
                -----------------
knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

          1.86. Rights as a Lender. In the event the Agent is a Lender, the
                ------------------
Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any Subsidiary in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person. The Agent, in its individual capacity, is not obligated to remain a Lender.

          1.87. Lender Credit Decision. Each Lender acknowledges that it has,
                ----------------------
independently and without reliance upon the Agent, or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

          1.88. Successor Agent. The Agent may resign at any time by giving
                ---------------
written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders with the consent of the Borrower (so long as no Default or Unmatured Default exists), which consent shall not be unreasonably withheld or delayed, shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. Notwithstanding the previous sentence, the Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder. If the Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Agent by merger, or the Agent assigns its duties and obligations to an Affiliate pursuant to this Section 10.12, then the term "Corporate Base Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Agent.

          1.89. Agent's Fee. The Borrower agrees to pay to the Agent, for its
                -----------
own account, the fees agreed to by the Borrower and the Agent pursuant to the
commitment letter dated          , 2000, or as otherwise agreed from time to
                        ---------
time.

          1.90. Delegation to Affiliates. The Borrower and the Lenders agree
                ------------------------
that the Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Articles IX and X.

                                   ARTICLE XI

                            SETOFF; RATABLE PAYMENTS
                            ------------------------

          1.91. Setoff. In addition to, and without limitation of, any rights of
                ------
the Lenders under applicable law, if the Required Lenders determine that the Borrower is insolvent, however evidenced, or any Default occurs and is continuing, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part thereof, shall then be due.

          1.92. Ratable Payments. If any Lender, whether by setoff or otherwise,
                ----------------
has payment made to it upon its Outstanding Credit Exposure (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Aggregate Outstanding Credit Exposure held by the other Lenders so that after such purchase each Lender will hold its Pro Rata Share of the Aggregate Outstanding Credit Exposure. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their respective Pro Rata Share of the Aggregate Outstanding Credit Exposure. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

                                   ARTICLE XII

                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS
                -------------------------------------------------

          1.93. Successors and Assigns. The terms and provisions of the Loan
                ----------------------
Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section 12.3. The parties to this Agreement acknowledge that clause (ii) of this Section 12.1 relates only to absolute assignments and does not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 12.3. The Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3; provided, however, that the Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

          1.94. Participations.
                --------------

                    1.94.1 Permitted Participants; Effect. Any Lender may, in
                           ------------------------------
          the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Outstanding Credit Exposure of such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Outstanding Credit Exposure and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

                    1.94.2 Voting Rights. Each Lender shall retain the sole
                           -------------
          right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Credit Extension or Commitment in which such Participant has an interest which forgives principal, interest, fees or any Reimbursement Obligations or reduces the interest rate or fees payable with respect to any such Loan or Commitment, extends the Facility Termination Date, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Credit Extension or Commitment, releases any guarantor of any such Credit Extension or releases all or substantially all of the collateral, if any, securing any such Credit Extension.

                    1.94.3 Benefit of Setoff. The Borrower agrees that each
                           -----------------
          Participant shall be deemed to have the right of setoff provided in
          Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

          1.95. Assignments.
                -----------

                    1.95.1 Permitted Assignments. Any Lender may, in the
                           ---------------------
          ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents ("Lender Assignment"). Such Lender Assignment shall be substantially in the form of Exhibit C or in such other form as may be agreed to by the parties thereto. The consent of the Borrower and the Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof; provided, however, that if a Default has occurred and is continuing, the consent of the Borrower shall not be required. Such consent shall not be unreasonably withheld or delayed. Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate thereof shall (unless each of the Borrower and the Agent otherwise consents) be in an amount not less than the lesser of (i) $10,000,000 or (ii) the remaining amount of the assigning Lender's Commitment (calculated as at the date of such assignment) or outstanding Loans (if the applicable Commitment has been terminated).

                    1.95.2 Effect; Effective Date. Upon (i) delivery to the
                           ----------------------
          Agent of an assignment, together with any consents required by Section 12.3.1, and (ii) payment of a $3,500 fee to the Agent for processing such assignment (unless such fee is waived by the Agent), such assignment shall become effective on the effective date specified in such assignment. The assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Outstanding Credit Exposure under the applicable assignment agreement constitutes "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

          1.96. Dissemination of Information. The Borrower authorizes each
                ----------------------------
Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries; provided that each Transferee and prospective Transferee agrees to be bound by Section
9.11 of this Agreement.

          1.97. Tax Treatment. If any interest in any Loan Document is
                -------------
transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(iv).

                                  ARTICLE XIII

                                     NOTICES
                                     -------

          1.98. Notices. Except as otherwise permitted by Section 2.11 with
                -------
respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Agent, at its address or facsimile number set forth on the signature pages hereof, (y) in the case of any Lender, at its address or facsimile number set forth below its signature hereto or (z) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower in accordance with the provisions of this Section 13.1. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, four Business Days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; provided that notices to the Agent under Article II shall not be effective until received.

          1.99. Change of Address. The Borrower, the Agent and any Lender may
                -----------------
each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                                   ARTICLE XIV

                                  COUNTERPARTS
                                  ------------

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Agent, the LC Issuer and the Lenders and each party has notified the Agent by facsimile transmission or telephone that it has taken such action.

                                   ARTICLE XV

          CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL
          ------------------------------------------------------------

          1.100. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING
                 -------------
A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION, 735 ILCS SECTION 105/5-1 ET SEQ, BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

          1.101. CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY
                 -----------------------
SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT, THE LC ISSUER OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE AGENT, THE LC ISSUER OR ANY LENDER OR ANY AFFILIATE OF THE AGENT, THE LC ISSUER OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

          1.102. WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT, THE LC ISSUER
                 --------------------
AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

          IN WITNESS WHEREOF, the Borrower, the Lenders, the LC Issuer and the Agent have executed this Agreement as of the date first above written.

                                        AMERICAN TRANSMISSION COMPANY LLC


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------


                                        Attention:
                                                  ------------------------
                                        Telephone:
                                                  ------------------------
                                        FAX:
                                            ----------------------


Commitments
-----------

$25,000,000

                                        BANK ONE, NA (MAIN OFFICE CHICAGO),
                                        Individually,  as LC Issuer and as Agent


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------


                                        1 Bank One Plaza
                                        Chicago, Illinois 60670
                                        Attention: Robert Bussa
                                        Telephone:  (312) 732-9780
                                        FAX: (312) 732-3055

                                   EXHIBIT A-1
                                 FORM OF OPINION
                              (BORROWER'S COUNSEL)


                                                                          , 2000
                                                               -----------


The Agent, the LC Issuer and the Lenders who are parties to the Credit Agreement described below.


Gentlemen/Ladies:


          We are counsel for American Transmission Company LLC (the "Borrower"), and have represented the Borrower in connection with its execution and delivery
of a Credit Agreement dated as of            , 2000 (the "Agreement") among the
                                  -----------
Borrower, the Lenders named therein, and Bank One, NA, as Agent and as LC Issuer, and providing for Credit Extensions in an aggregate principal amount not exceeding $20,000,000 at any one time outstanding. All capitalized terms used in this opinion and not otherwise defined herein shall have the meanings attributed to them in the Agreement.

          We have examined the Borrower's articles of incorporation, bylaws,
resolutions,              , the Loan Documents and such other matters of fact
             -------------
and law which we deem necessary in order to render this opinion. Based upon the foregoing, it is our opinion that:

          l. Each of the Borrower and its Subsidiaries is a corporation, partnership or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

          2. The execution and delivery by the Borrower of the Loan Documents to which it is a party and the performance by the Borrower of its obligations thereunder have been duly authorized by proper corporate proceedings on the part of the Borrower and will not:

          (a) require any consent of the Borrower's shareholders or members (other than any such consent as has already been given and remains in full force and effect);

          (b) violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any Subsidiary or (ii) the Borrower's or any Subsidiary's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, bylaws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which the Borrower or any Subsidiary is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder; or

          (c) result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower or a Subsidiary pursuant to the terms of any indenture, instrument or agreement binding upon the Borrower or any Subsidiary.

          3. The Loan Documents to which the Borrower is a party have been duly executed and delivered by the Borrower, and constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower, in accordance with their terms except to the extent the enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject also to the availability of equitable remedies if equitable remedies are sought.

          4. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the best of our knowledge after due inquiry, threatened against the Borrower or any Subsidiary which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

          5. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower or any Subsidiary, is required to be obtained by the Borrower or any Subsidiary in connection with the execution and delivery of the Loan Documents, the borrowings under the Agreement, the payment and performance by the Borrower of the Obligations, or the legality, validity, binding effect or enforceability of any of the Loan Documents.

          This opinion may be relied upon by the Agent, the LC Issuer, the Lenders and their participants, assignees and other transferees.

                                        Very truly yours,

                                   EXHIBIT A-2
                                 FORM OF OPINION
                              (GUARANTOR'S COUNSEL)


                                                                          , 2000
                                                               -----------


The Agent, the LC Issuer and the Lenders who are parties to the Credit Agreement described below.


Gentlemen/Ladies:


          We are counsel for Alliant Energy Corporation (the "Guarantor"), and have represented the Guarantor in connection with its execution and delivery of
a Guaranty dated as of            , 2000 (the "Agreement"), which secures
                       -----------
certain obligations of American Transmission Company LLC (the "Borrower")
arising under the Credit Agreement dated as of            , 2000 among the
                                               -----------
Borrower, the Lenders named therein, and Bank One, NA, as Agent and as LC Issuer, and providing for Credit Extensions in an aggregate principal amount not exceeding $20,000,000 at any one time outstanding. All capitalized terms used in this opinion and not otherwise defined herein shall have the meanings attributed to them in the Agreement.

          We have examined the Guarantor's articles of incorporation, bylaws,
resolutions,              , the Loan Documents and such other matters of fact
             -------------
and law which we deem necessary in order to render this opinion. Based upon the foregoing, it is our opinion that:

          l. Each of the Guarantor and its Subsidiaries is a corporation, partnership or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

          2. The execution and delivery by the Guarantor of the Loan Documents to which it is a party and the performance by the Guarantor of its obligations thereunder have been duly authorized by proper corporate proceedings on the part of the Guarantor and will not:

          (a) require any consent of the Guarantor's shareholders or members (other than any such consent as has already been given and remains in full force and effect);

          (b) violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Guarantor or any Subsidiary or (ii) the Guarantor's or any Subsidiary's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, bylaws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which the Guarantor or any Subsidiary is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder; or

          (c) result in, or require, the creation or imposition of any Lien in, of or on the Property of the Guarantor or a Subsidiary pursuant to the terms of any indenture, instrument or agreement binding upon the Guarantor or any Subsidiary.

          3. The Loan Documents to which the Guarantor is a party have been duly executed and delivered by the Guarantor, and constitute legal, valid and binding obligations of the Guarantor enforceable against the Guarantor, in accordance with their terms except to the extent the enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject also to the availability of equitable remedies if equitable remedies are sought.

          4. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the best of our knowledge after due inquiry, threatened against the Guarantor or any Subsidiary which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

          5. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Guarantor or any Subsidiary, is required to be obtained by the Guarantor or any Subsidiary in connection with the execution and delivery of the Loan Documents, the performance by the Guarantor of its obligations arising under the Guaranty, or the legality, validity, binding effect or enforceability of the Guaranty.

          This opinion may be relied upon by the Agent, the LC Issuer, the Lenders and their participants, assignees and other transferees.

                                        Very truly yours,

                                    EXHIBIT B
                             COMPLIANCE CERTIFICATE


To:     The Lenders parties to the
        Credit Agreement Described Below

          This Compliance Certificate is furnished pursuant to that certain
Credit Agreement dated as of            , 2000 (as amended, modified, renewed or
                             -----------
extended from time to time, the "Agreement") among American Transmission Company LLC (the "Borrower"), the lenders party thereto and Bank One, NA, as Agent for the Lenders and as LC Issuer. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

          THE UNDERSIGNED HEREBY CERTIFIES THAT:

          1. I am the duly elected                       of the Borrower;
                                   ---------------------

          2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the period from the Closing Date to the date of this Certificate (the "Compliance Period"; and

          3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during the Compliance Period, except as set forth below.

          Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

          The foregoing are made and delivered this   day of        ,     .
                                                    --      --------  ----

                                    EXHIBIT C
                              ASSIGNMENT AGREEMENT

          This Assignment Agreement (this "Assignment Agreement") between (the
"Assignor") and (the "Assignee") is dated as of          ,              .
                                                ---------  -------------

          The parties hereto agree as follows:

          1. PRELIMINARY STATEMENT. The Assignor is a party to a Credit
             ---------------------
Agreement (which, as it may be amended, modified, renewed or extended from time to time is herein called the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

          2. ASSIGNMENT AND ASSUMPTION. The Assignor hereby sells and assigns to
             -------------------------
the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents, such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of Schedule 1 of all outstanding rights and obligations under the Credit Agreement and the other Loan Documents relating to the facilities listed in Item 3 of Schedule 1. The Aggregate Commitment (or Outstanding Credit Exposure, if the applicable Commitment has been terminated) purchased by the Assignee hereunder is set forth in Item 4 of Schedule 1.

          3. EFFECTIVE DATE. The effective date of this Assignment Agreement
             --------------
(the "Effective Date") shall be the later of the date specified in Item 5 of
Schedule 1 or two Business Days (or such shorter period agreed to by the Agent) after this Assignment Agreement, together with any consents required under the Credit Agreement, are delivered to the Agent. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date are not made on the proposed Effective Date.

          4. PAYMENT OBLIGATIONS. In consideration for the sale and assignment
             -------------------
of Outstanding Credit Exposure hereunder, the Assignee shall pay the Assignor, on the Effective Date, the amount agreed to by the Assignor and the Assignee. On and after the Effective Date, the Assignee shall be entitled to receive from the Agent all payments of principal, interest, Reimbursement Obligations and fees with respect to the interest assigned hereby. The Assignee will promptly remit to the Assignor any interest on Loans and fees received from the Agent which relate to the portion of the Commitment or Outstanding Credit Exposure assigned to the Assignee hereunder for periods prior to the Effective Date and not previously paid by the Assignee to the Assignor. In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

          5. RECORDATION FEE. The Assignor and Assignee each agree to pay
             ---------------
one-half of the recordation fee required to be paid to the Agent in connection with this Assignment Agreement unless otherwise specified in Item 6 of Schedule 1.

          6. REPRESENTATIONS OF THE ASSIGNOR; LIMITATIONS ON THE ASSIGNOR'S
             --------------------------------------------------------------
LIABILITY. The Assignor represents and warrants that (i) it is the legal and
---------
beneficial owner of the interest being assigned by it hereunder, (ii) such interest is free and clear of any adverse claim created by the Assignor and
(iii) the execution and delivery of this Assignment Agreement by the Assignor is duly authorized. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any Loan Document,
(ii) any representation, warranty or statement made in or in connection with any of the Loan Documents, (iii) the financial condition or creditworthiness of the Borrower or any guarantor, (iv) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (v) inspecting any of the property, books or records of the Borrower, or (vi) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

          7. REPRESENTATIONS AND UNDERTAKINGS OF THE ASSIGNEE. The Assignee (i)
             ------------------------------------------------
confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information at it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) confirms that the execution and delivery of this Assignment Agreement by the Assignee is duly authorized, (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (vi) agrees that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1, (vii) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA, (viii) agrees to indemnify and hold the Assignor harmless against all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's nonperformance of the obligations assumed under this Assignment Agreement, and
(ix) if applicable, attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Assignee is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes.

          8. GOVERNING LAW. This Assignment Agreement shall be governed by the
             -------------
internal law, and not the law of conflicts, of the State of Illinois.

          9. NOTICES. Notices shall be given under this Assignment Agreement in
             -------
the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the attachment to Schedule 1.

          10. COUNTERPARTS; DELIVERY BY FACSIMILE. This Assignment Agreement may
              -----------------------------------
be executed in counterparts. Transmission by facsimile of an executed counterpart of this Assignment Agreement shall be deemed to constitute due and sufficient delivery of such counterpart and such facsimile shall be deemed to be an original counterpart of this Assignment Agreement.

          IN WITNESS WHEREOF, the duly authorized officers of the parties hereto have executed this Assignment Agreement by executing Schedule 1 hereto as of the date first above written.

                                   SCHEDULE 1
                             to Assignment Agreement

1.        Description and Date of Credit Agreement:

2.        Date of Assignment Agreement:            ,
                                        -----------  ------

3.        Amounts (As of Date of Item 2 above):

                                   Facility  Facility  Facility  Facility
                                       1*       2*        3*       4*
                                   --------  --------  --------  --------

a.        Assignee's percentage
          of each Facility purchased
          under the Assignment
          Agreement**                     %         %         %         %
                                   --------  --------  --------  --------

b.        Amount of
          each Facility
          purchased
          under the Assignment
          Agreement                $         $         $         $
                                   --------  --------  --------  --------

4.        Assignee's Commitment (or
          Outstanding Credit Exposure
          with respect to terminated
          Commitments) purchased
          hereunder:                         $
                                              --------------

5.        Proposed Effective Date:
                                              ---------------------

6.        Non-standard Recordation Fee
          Arrangement                        N/A***
                                             [Assignor/Assignee
                                             to pay 100% of fee]
                                             [Fee waived by Agent]

Accepted and Agreed:
[NAME OF ASSIGNOR]                           [NAME OF ASSIGNEE]

By:                                          By:
   -------------------------------              --------------------------------

Title:                                       Title:
     -----------------------------                 -----------------------------
ACCEPTED AND CONSENTED TO**** BY             ACCEPTED AND CONSENTED TO**** BY
[NAME OF BORROWER]                           [NAME OF AGENT]

By:                                          By:
   -------------------------------              --------------------------------
Title:                                       Title:
     -----------------------------                 -----------------------------

*    Insert specific facility names per Credit Agreement
**   Percentage taken to 10 decimal places
***  If fee is split 50-50, pick N/A as option
**** Delete if not required by Credit Agreement

                Attachment to SCHEDULE 1 to ASSIGNMENT AGREEMENT

                        ADMINISTRATIVE INFORMATION SHEET
                        --------------------------------

         Attach Assignor's Administrative Information Sheet, which must include notice addresses for the Assignor and the Assignee
                            (Sample form shown below)

                              ASSIGNOR INFORMATION
                              --------------------

CONTACT:
-------

Name:                                   Telephone No.:
     -----------------------------                    --------------------------
Fax No.:                                Telex No.:
        --------------------------                ------------------------------
                                        Answerback:
                                                   -----------------------------

PAYMENT INFORMATION:
-------------------

Name & ABA # of Destination Bank:
                                  ----------------------------------------------

                                  ----------------------------------------------

Account Name & Number for Wire Transfer:
                                             -----------------------------------

                                             -----------------------------------

Other Instructions:
                   -------------------------------------------------------------

ADDRESS FOR NOTICES FOR ASSIGNOR:
--------------------------------  ----------------------------------------------

                                  ----------------------------------------------

                                  ----------------------------------------------

                              ASSIGNEE INFORMATION
                              --------------------

CREDIT CONTACT:
--------------

Name:                                   Telephone No.:
     -----------------------------                    --------------------------
Fax No.:                                Telex No.:
        --------------------------                ------------------------------
                                        Answerback:
                                                   -----------------------------

KEY OPERATIONS CONTACTS:
-----------------------

Booking Installation:                   Booking Installation:
                    --------------                           -------------------
Name:                                   Name:
     -----------------------------           -----------------------------------
Telephone No.:                          Telephone No.:
             ---------------------                    --------------------------
Fax No.:                                Fax No.:
        --------------------------              --------------------------------
Telex No.:                              Telex No.:
          ------------------------                ------------------------------
Answerback:                             Answerback:
           -----------------------                 -----------------------------

PAYMENT INFORMATION:
-------------------

Name & ABA # of Destination Bank:
                                  ----------------------------------------------

                                  ----------------------------------------------

Account Name & Number for Wire Transfer:
                                        ----------------------------------------

                                        ----------------------------------------

Other Instructions:
                   -------------------------------------------------------------

--------------------------------------------------------------------------------

ADDRESS FOR NOTICES FOR ASSIGNEE:
-------------------------------- -----------------------------------------------

                                 -----------------------------------------------

                                 -----------------------------------------------

BANK ONE INFORMATION
--------------------

          Assignee will be called promptly upon receipt of the signed agreement.

INITIAL FUNDING CONTACT:                SUBSEQUENT OPERATIONS CONTACT:
-----------------------                 -----------------------------

Name:                                   Name:
     -----------------------------           -----------------------------------
Telephone No.: (312)                    Telephone No.: (312)
              --------------------                    --------------------------
Fax No.: (312)                          Fax No.: (312)
        --------------------------              --------------------------------
                                        Bank One Telex No.:
                                                           ---------------------

INITIAL FUNDING STANDARDS:
-------------------------



BANK ONE WIRE INSTRUCTIONS:             Bank One, NA, ABA #
--------------------------              LS2 Incoming Account #
                                        Ref:
                                            ----------------

ADDRESS FOR NOTICES FOR BANK ONE:       1 Bank One Plaza, Chicago, IL  60670
--------------------------------        Attn:
                                        Fax No. (312)       or (312)

                                    EXHIBIT D
                 LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION

To Bank One, NA,
 as Agent (the "Agent") under the Credit Agreement
 Described Below.

Re:     Credit Agreement, dated               , 2000 (as the same may be amended
                                --------------
        or modified, the "Credit Agreement"), among American Transmission Company LLC (the "Borrower"), the Lenders named therein, the LC Issuer and the Agent.

          Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

          The Agent is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Ratable Advances or other extensions of credit from time to time until receipt by the Agent of a specific written revocation of such instructions by the Borrower, provided, however, that the Agent may otherwise transfer funds as hereafter directed in writing by the Borrower in accordance with Section 13.1 of the Credit Agreement or based on any telephonic notice made in accordance with
Section 2.11 of the Credit Agreement.

Facility Identification Number(s)
                                 -----------------------------------------------
Customer/Account Name
                     -----------------------------------------------------------
Transfer Funds To
                 ---------------------------------------------------------------

                 ---------------------------------------------------------------
For Account No.
                ----------------------------------------------------------------
Reference/Attention To
                      ----------------------------------------------------------
Authorized Officer (Customer Representative)      Date
                                                       -------------------------

                                                  ------------------------------
(Please Print)                                    Signature

Bank Officer Name                                 Date
                                                      --------------------------

                                                  ------------------------------
(Please Print)                                    Signature


    (Deliver Completed Form to Credit Support Staff For Immediate Processing)

                                    EXHIBIT E
                                  RATABLE NOTE

                                                                          [Date]


          American Transmission Company LLC, a Wisconsin limited liability company (the "Borrower"), promises to pay to the order of
                                     (the "Lender") the aggregate unpaid
------------------------------------
principal amount of all Ratable Loans made by the Lender to the Borrower pursuant to Section 2.2 of the Agreement (as hereinafter defined), in immediately available funds at the main office of Bank One, NA in Chicago, Illinois, as Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Ratable Loans in full on the Facility Termination Date.

          The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Ratable Loan and the date and amount of each principal payment hereunder.

          This Ratable Note is one of the Notes issued pursuant to, and is
entitled to the benefits of, the Credit Agreement dated as of            , 2000
                                                              -----------
(which, as it may be amended or modified and in effect from time to time, is herein called the "Agreement"), among the Borrower, the lenders party thereto, including the Lender, and Bank One, NA, as Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Ratable Note, including the terms and conditions under which this Ratable Note may be prepaid or its maturity date accelerated. This Ratable Note is secured pursuant to the Guaranty, all as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

                                        AMERICAN TRANSMISSION COMPANY LLC

                                        By:
                                           ------------------------------------
                                        Print Name:
                                                   ----------------------------
                                        Title:
                                              ---------------------------------

                   SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                       TO

               RATABLE NOTE OF                                   ,
                              ----------------------------------
                         DATED                      ,
                              ---------------------




                 Principal       Maturity     Principal
                 Amount of      of Interest     Amount          Unpaid
    Date           Loan           Period         Paid           Balance
--------------------------------------------------------------------------------

                                   SCHEDULE 1

                       SUBSIDIARIES AND OTHER INVESTMENTS
                           (See Sections 5.7 and 6.13)

Investment     Jurisdiction of     Owned     Amount of      Percent
   In           Organization        By       Investment     Ownership
--------------------------------------------------------------------------------

                                   SCHEDULE 2

                             INDEBTEDNESS AND LIENS
                       (See Sections 5.13, 6.10 and 6.14)


                                                                Maturity
Indebtedness      Indebtedness         Property                and Amount
Incurred By         Owed To        Encumbered (If Any)      of Indebtedness
--------------------------------------------------------------------------------

                                  SCHEDULE 5.6

                      LITIGATION AND CONTINGENT OBLIGATIONS

                                TABLE OF CONTENTS
                                -----------------

                                                                            PAGE
                                                                            ----

ARTICLE I      DEFINITIONS.....................................................1
ARTICLE II     THE CREDITS....................................................12
     2.1.      The Facility...................................................12
               21.1.     Amount of Facility...................................12
               21.2.     Availability of Facility.............................12
               2.1.3.    Repayment of Facility................................12
     2.2.      Ratable Advances...............................................12
               2.2.1.    Ratable Advances.....................................12
               2.2.2.    Types of Ratable Advances............................12
               2.2.3.    Method of Selecting Types and Interest Periods
                         for Ratable Advances.................................12
               2.2.4.    Conversion and Continuation of Outstanding Ratable
                         Advances.............................................13
     2.3.      Method of Borrowing............................................13
     2.4.      Facility Fee; Reductions in Aggregate Commitment...............13
     2.5.      Minimum Amount of Each Advance.................................14
     2.6.      Optional Principal Payments....................................14
     2.7.      Changes in Interest Rate, etc..................................14
     2.8.      Rates Applicable After Default.................................14
     2.9.      Method of Payment..............................................15
     2.10.     Noteless Agreement; Evidence of Indebtedness...................15
     2.11.     Telephonic Notices.............................................16
     2.12.     Interest Payment Dates; Interest and Fee Basis.................16
     2.13.     Notification of Ratable Advances, Interest Rates, Prepayments
               and Commitment Reductions......................................16
     2.14.     Lending Installations..........................................17
     2.15.     Non-Receipt of Funds by the Agent..............................17
     2.16.     Facility LCs...................................................17
               2.16.1.   Issuance.............................................17
               2.16.2.   Participations.......................................18
               2.16.3.   Notice...............................................18
               2.16.4.   LC Fees..............................................18
               2.16.5.   Administration; Reimbursement by Lenders.............18
               2.16.6.   Reimbursement by Borrower............................19
               2.16.7.   Obligations Absolute.................................19
               2.16.8.   Actions of LC Issuer.................................20
               2.16.9.   Indemnification......................................20
               2.16.10.  Lenders' Indemnification.............................21
               2.16.11.  Facility LC Collateral Account.......................21

               2.16.12.  Rights as a Lender...................................21
ARTICLE III    YIELD PROTECTION; TAXES........................................21
     3.1.      Yield Protection...............................................21
     3.2.      Changes in Capital Adequacy Regulations........................22
     3.3.      Availability of Types of Ratable Advances......................23
     3.4.      Funding Indemnification........................................23
     3.5.      Taxes..........................................................23
     3.6.      Lender Statements; Survival of Indemnity.......................25
     3.7.      Replacement of Affected Lender.................................25
ARTICLE IV     CONDITIONS PRECEDENT...........................................26
     4.1.      Initial Credit Extension.......................................26
     4.2.      Each Credit Extension..........................................27
ARTICLE V      REPRESENTATIONS AND WARRANTIES.................................27
     5.1.      Existence and Standing.........................................27
     5.2.      Authorization and Validity.....................................28
     5.3.      No Conflict; Government Consent................................28
     5.4.      Material Adverse Change........................................28
     5.5.      Taxes..........................................................28
     5.6.      Litigation and Contingent Obligations..........................29
     5.7.      Subsidiaries...................................................29
     5.8.      ERISA..........................................................29
     5.9.      Accuracy of Information........................................29
     5.10.     Regulation U...................................................29
     5.11.     Material Agreements............................................29
     5.12.     Compliance With Laws...........................................29
     5.13.     Ownership of Properties........................................29
     5.14.     Environmental Matters..........................................30
     5.15.     Investment Company Act.........................................30
     5.16.     Year 2000......................................................30
ARTICLE VI     COVENANTS......................................................30
     6.1.      Financial Reporting............................................30
     6.2.      Use of Proceeds................................................31
     6.3.      Notice of Default..............................................31
     6.4.      Conduct of Business............................................31
     6.5.      Taxes..........................................................32
     6.6.      Insurance......................................................32
     6.7.      Compliance with Laws...........................................32
     6.8.      Maintenance of Properties......................................32
     6.9.      Books and Records; Inspection..................................32
     6.10.     Indebtedness...................................................33
     6.11.     Merger.........................................................33
     6.12.     Sale of Assets.................................................33
     6.13.     Investments and Acquisitions...................................33
     6.14.     Liens..........................................................34
     6.15.     Year 2000......................................................34
     6.16.     Affiliates.....................................................34

     6.17.     Sale of Accounts...............................................34
     6.18.     Contingent Obligations.........................................35
     6.19.     Letters of Credit..............................................35
     6.20.     Prepayment of Other Debt.......................................35
ARTICLE VII    DEFAULTS.......................................................35
ARTICLE VIII   ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES.................37
     8.1.      Acceleration; Facility LC Collateral Account...................37
     8.2.      Amendments.....................................................38
     8.3.      Preservation of Rights.........................................39
ARTICLE IX     GENERAL PROVISIONS.............................................39
     9.1.      Survival of Representations....................................39
     9.2.      Governmental Regulation........................................39
     9.3.      Headings.......................................................40
     9.4.      Entire Agreement...............................................40
     9.5.      Several Obligations; Benefits of this Agreement................40
     9.6.      Expenses; Indemnification......................................40
     9.7.      Numbers of Documents...........................................41
     9.8.      Accounting.....................................................41
     9.9.      Severability of Provisions.....................................41
     9.10.     Nonliability of Lenders........................................41
     9.11.     Confidentiality................................................41
     9.12.     Nonreliance....................................................41
     9.13.     Disclosure.....................................................42
ARTICLE X      THE AGENT......................................................42
     10.1.     Appointment; Nature of Relationship............................42
     10.2.     Powers.........................................................42
     10.3.     General Immunity...............................................42
     10.4.     No Responsibility for Loans, Recitals, etc.....................43
     10.5.     Action on Instructions of Lenders..............................43
     10.6.     Employment of Agents and Counsel...............................43
     10.7.     Reliance on Documents; Counsel.................................43
     10.8.     Agent's Reimbursement and Indemnification......................43
     10.9.     Notice of Default..............................................44
     10.10.    Rights as a Lender.............................................44
     10.11.    Lender Credit Decision.........................................44
     10.12.    Successor Agent................................................45
     10.13.    Agent's Fee....................................................45
     10.14.    Delegation to Affiliates.......................................45
ARTICLE XI     SETOFF; RATABLE PAYMENTS.......................................46
     11.1.     Setoff.........................................................46
     11.2.     Ratable Payments...............................................46
ARTICLE XII    BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS..............46
     12.1.     Successors and Assigns.........................................46
     12.2.     Participations.................................................47
               12.2.1    Permitted Participants; Effect.......................47

               12.2.2    Voting Rights........................................47
               12.2.3    Benefit of Setoff....................................47
     12.3.     Assignments....................................................48
               12.3.1    Permitted Assignments................................48
               12.3.2    Effect; Effective Date...............................48
     12.4.     Dissemination of Information...................................49
     12.5.     Tax Treatment..................................................49
ARTICLE XIII   NOTICES........................................................49
     13.1.     Notices........................................................49
     13.2.     Change of Address..............................................49
ARTICLE XIV    COUNTERPARTS...................................................49
ARTICLE XV     CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL...50
     15.1.     CHOICE OF LAW..................................................50
     15.2.     CONSENT TO JURISDICTION........................................50
     15.3.     WAIVER OF JURY TRIAL...........................................50

                             SCHEDULES AND EXHIBITS

Schedule 1     Subsidiaries and Other Investments
Schedule 2     Indebtedness and Liens
Schedule 5.6   Litigation and Contingent Obligations

Exhibit A-1    Form of Opinion (Borrower's Counsel)
Exhibit A-2    Form of Opinion (Guarantor's Counsel)
Exhibit B      Compliance Certificate
Exhibit C      Assignment Agreement
Exhibit D      Loan/Credit Related Money Transfer Authorization
Exhibit E      Note
Exhibit F      Telephonic Notices


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